Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT dated January 31, 2012 ("Agreement"), by and among Berkeley Coffee & Tea, Inc., a corporation organized and existing under the laws of Nevada ("Buyer"), and Meng Han Tan (Sean Tan), an individual resident of British Columbia (the "Seller")

W I T N E S S E T H:

WHEREAS, Buyer wishes to buy and the Seller wishes to sell to Buyer, on the terms and for the consideration hereinafter provided, all of the capital stock of DTS8 Holdings Co., Ltd. (a parent corporation of DTS8 Coffee (Shanghai) Co., Ltd.) organized and existing under the laws of Hong Kong (and which owns DTS8 Coffee (Shanghai) Co., Ltd. a wholly owned foreign subsidiary entity (“WOFE”) corporation organized and existing under the laws of the People’s Republic of China) (DTS8 Holdings, which includes DTS8 Coffee, will be referred to as the "Company"), which will represent one hundred percent (100%) of the issued and outstanding capital stock of the Company.

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, Buyer and Seller hereby agree as follows:

1.

PURCHASE OF COMPANY COMMON STOCK.

1.1

Sale of Common Stock.  Upon the terms and subject to the provisions of this Agreement, the Seller agrees that he will sell, convey, transfer, assign and deliver to Buyer at the Closing provided for in Article 2, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights or other interests or equities whatsoever, ten (10) shares of duly and validly issued, fully paid and non-assessable, common stock (collectively, "Purchased Stock") of the Company owned by the Seller.

1.2

Consideration for Sale and Transfer of the Purchased Stock.  Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Seller herein contained, and in full consideration of such sale, conveyance, transfer, assignment and delivery of the Purchased Stock to Buyer, Buyer agrees to pay and deliver to the Seller a purchase price for the Purchased Stock of four million dollars ($4,000,000), by delivery on the Closing Date of forty (40)  Bonds  in the amount of $100,000 each  in favor of the Seller or the Seller’s designee. The Bonds shall be payable at end of sixty (60) calendar months from the Closing Date or earlier on a mutually agreed date. The Bonds shall have an interest rate per annum equal to three percent (3%). Interest shall be calculated, accrued and paid annually.

1.3

Adjustment of Purchase Price. The purchase price is determined on the basis of the financial statements for the years ended December 31, 2011 and 2010, audited by independent auditor of the Company, and the WOFE Certificate of Approval to conduct business in People’s Republic of China valid from January 19, 2009, to January 18, 2029. Any reduction or downwards variation in the valid period of the WOFE Certificate of Approval shall bring about a corresponding adjustment to the sale price in the amount of fifty thousand dollars ($50,000) for loss of each year of valid period.

2.

THE CLOSING AND PAYMENT OF STOCK PURCHASE PRICE.

2.1

Closing.  The closing ("Closing") with respect to the acquisition of the Purchased Stock under this Agreement and all other transactions contemplated hereby shall take place at Shanghai, China on April 30, 2012, (or on such earlier or later time and date as the parties may agree).  The time and date of the Closing is hereinafter called the "Closing Date."

2.2

Payment of Stock Purchase Price.  At the Closing, the Buyer shall deliver the Stock Purchase Price of forty (40) Bonds in the amount of $100,000 each payable to the Seller or the Seller’s designee, and the Buyer’s Bonds will be delivered to the Seller at the location designated by Seller.

2.3

Transfer of Purchased Stock.  At the Closing, the Seller shall transfer to Buyer or its nominee the Purchased Stock, free and clear of all claims, liens, pledges, encumbrances, mortgages, charges, security interests, options, preemptive rights, restrictions or any other interests or imperfections of title whatsoever.  Said transfer shall be effected by delivery to Buyer of the stock certificates, or certification of the President of the Company that all of the stock of

PURCHASE & SALE AGREEMENT DTS8 COFFEE 31-01-2012 - 2

the Company has been surrendered and reissued into the name of the Buyer. If a stock certificate is not delivered to Buyer, then Seller shall also deliver an opinion of counsel that the transfer of the certificates to Buyer from Seller is complete under the laws of Hong Kong. If the Seller shall fail or refuse to deliver any of the Purchased Stock, or any stock certificate or closing certificate or document required to be delivered by the Seller, at the Closing as provided herein, such default shall not relieve any the Seller of his obligations to comply fully with this Agreement, and the Buyer, at its option and without prejudice to its rights against  the Seller, may (a) acquire only the Purchased Stock which have been delivered to it, or (b) refuse to acquire any Purchased Stock and thereby terminate all of its obligations hereunder to the Seller, by delivery of written notice of termination and with no liability of the Buyer to the Seller. The Seller acknowledges that the Purchased Stock is unique and not otherwise available, and agree that, in addition to any other available remedies; Buyer may seek any equitable remedies to enforce performance by the Seller hereunder, including, without limitation, an action for specific performance.

3.

REPRESENTATIONS AND WARRANTIES OF THE SELLER.

  Seller hereby represents, warrants and agrees as of the date hereof and as of the date of the Closing as follows:

3.1

Organization and Qualification of Company.  The Company is duly organized, validly existing and in good standing under the laws of Hong Kong and People’s Republic of China. The Company has all requisite corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned or leased or such business is now conducted by it. Company is duly qualified, licensed and authorized to do business as a corporation and is in good standing as a corporation in the jurisdictions in which it conducts business, and is not required to be so licensed, qualified or authorized to conduct its business or own its property in any other jurisdiction.

The minute books of the Company are current and contain correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto

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and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its stockholders and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary, all directors or all stockholders.  The stock record book of the Company is also current, correct and complete and reflects the issuance of all of the outstanding shares of the Company's capital stock since the date of its incorporation.

3.2

Authority of Company and the Seller.  This Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligations of the Seller as a party thereto and shall be enforceable in accordance with their respective terms.  The execution, delivery and performance of this Agreement and each of the agreements and other documents and instruments delivered or to be delivered to Buyer by Seller or the Company have been duly authorized by all necessary action of Seller and, with respect to Company, are within Company's corporate powers, and will not:

(i)

result in a breach of or constitute a default or result in any right of termination or other effect adverse to the Company under any indenture or loan or credit agreement of any of the Seller or the Company, or any other agreement, lease or instrument to which any of the Seller or the Company is a party or by which the property of any of the Seller or the Company is bound or affected;

 (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance or claim of any nature whatsoever on the Purchased Stock or any property or assets now owned, leased or used by the Company;

(iii) result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, now in effect having applicability to any of the Seller;

(iv)

violate any provisions of the Certificate of Incorporation or By-Laws of the Company, or

 (v)

require any approval, consent or waiver of, or filing with, any entity, private or

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governmental.

3.3

Capitalization.  The Purchased Stock has been duly and validly authorized, and is duly and validly issued, fully paid and non-assessable.  The Purchased Stock is free and clear of any and all claims, liens, pledges, charges, encumbrances, mortgages, security interests, options, preemptive or other rights, restrictions on transfer, or other interests or equities or imperfections of title whatsoever.  There are no other equity securities of Company outstanding on the date hereof and there are no existing warrants, preemptive or other rights, options, calls, commitments, conversion privileges, or other agreements (all of the foregoing being collectively called "Options") obligating the Company to issue any or all of its authorized and unissued capital stock, or any security convertible into and/or exchangeable for capital stock of the Company.  The Company has no capital stock of any class authorized or outstanding except as identified herein.  The Purchased Stock represents one hundred percent (100%) of the issued and outstanding capital stock of the Company.

 3.4

Valid Title to Purchased Stock.  The Seller will deliver to Buyer, valid and marketable title to the Purchased Stock at the Closing, free and clear of any claims, liens, pledges, charges, encumbrances, mortgages, security, interests, options, preemptive or other rights, restrictions on transfer or other interest or equities or any other imperfections of title whatsoever.  The Seller represents and warrants that he has full power and lawful authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated hereby; and that the execution and delivery of this Agreement by him and the consummation and performance of the transactions contemplated hereby by him are and will be the legal, valid and binding obligation of the Seller, enforceable against him in accordance with their terms.

3.5

Conduct of the Business.  The Company is not a party to, or subject to or bound by nor are any of its assets subject to or bound by any agreement, oral or written, or any  judgment, law, rule, regulation, order, writ, injunction or decree of any court or governmental or administrative body which prohibits or adversely affects or upon the consummation of the

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transactions contemplated hereby would prohibit or adversely affect: (i) the use of any or all of the assets and property of Company necessary for operation in the ordinary and usual course of business; or (ii) the conduct of its business and operations, in each case, in all respects in the same manner as such business has been conducted by it.  Company has all properties and rights necessary to conduct the business and operations of the Company in all material respects in substantially the same manner as such business has been conducted by it prior to the date hereof.

3.6

Certificate of Incorporation.  The Certificate of Incorporation of the Company and all amendments thereto to the Articles have been validly adopted by the stockholders and directors of the Company and the Certificate of Incorporation, as amended, is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms.

3.7

Bylaws.  The Bylaws of the Company, and all amendments to the Bylaws, have been validly adopted, and the Bylaws, as amended, are in full force and effect and are legal, valid, binding and enforceable in accordance with their terms.

3.8

Shareholders.  The Company has no stockholders other than the Seller.

3.9

Disclosure.  No representation or warranty in this and no statement contained elsewhere in this Agreement or other document furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated under this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.  There is no fact, which materially and adversely affects, or, to the best of Seller’s knowledge, in the future may materially and adversely affects, the condition of the Company which has not been set forth herein.

3.10

Subsidiaries and Investments.  Except as specifically disclosed on the Schedule of Subsidiaries and Investments attached hereto as Schedule 1, the Company has no other subsidiaries and does not own any securities of or other interests or interests in, any firm, corporation, partnership, joint venture, trust, association, estate, joint stock company, organization, enterprise or entity, except temporary investments in the ordinary course of business.

PURCHASE & SALE AGREEMENT DTS8 COFFEE 31-01-2012 - 6

3.11

Assets.

(a)

Physical Assets, Cash, Machinery.  All assets of the Company included in Company's Balance Sheet (as hereinafter defined), other than those disposed of since in the ordinary course of business, are at the date of the Closing, the assets associated with and necessary to the business and operations of Company, provided, however, that the assets of the Company shall not include any cash at the Closing other than residual cash required to maintain the service requirements of the Company's bank accounts.  With respect to the machinery and equipment owned by the Company, Seller make no representation, warranty, express or implied, including in particular the implied warranties of merchantability and fitness for a particular purpose, other than the warranty of title and that such machinery and equipment (i) is and will be as of the Closing Date in good operating condition for its intended purposes in the operation of the business as heretofore conducted by Seller, ordinary wear and tear excepted, (ii) has been maintained on an "as needed" basis consistent with the Company's past practice and, (iii) is substantially adequate for current needs and, currently projected production levels of the Company, including the processing of the existing backlog on a basis consistent with the Company's past practice.  The machinery, equipment and other like assets have been and will be, up to the Closing, operated in a manner consistent with the Company's present operating practices.

(b)

Liens. Except as listed on Schedule 2 hereto, Company has good and marketable title to all its assets (including, without limiting the generality of the foregoing, those reflected in the Balance Sheet (as hereinafter defined), except as since sold or otherwise disposed of in the ordinary and normal course of business on commercially reasonable terms), free and clear of all claims, liens, pledges, charges, mortgages, security interests, encumbrances, equities or other imperfections of title of any nature whatsoever, except for liens for current taxes and assessments not yet due and payable.

(c)

Inventory. The inventory of the Company reflected on the Balance Sheet or existing at the date hereof has been acquired in the ordinary course of the Company's business and is of a quality and quantity saleable in the ordinary course of the Company's business at prevailing market

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prices; is valued at lower of cost or market and reflects write-downs to realizable values in the case of items which have become unsalable or slow moving (except at prices less than cost) through regular distribution channels in the Company's business.

Subject to write-downs complying with the preceding paragraph, the values of the inventory stated in the balance sheet and on the books of the Company reflect the Company's normal inventory valuation policies and were determined in accordance with generally accepted accounting principles, practices and methods consistently applied.  Purchase commitments for raw materials and parts are not, individually or in the aggregate, in excess of normal requirements and none are at prices materially in excess of current market prices.  No inventory items have been sold or disposed of except through sales in the ordinary course of business.

(d)

Real Estate. Company has applicable license and permits, as listed on Schedule 3 hereto, to leases and operate a manufacturing factory in Shanghai, China, at Building B, #439, Jinyuan Ba Lu, Jiangqiao Town, Jiading District, Shanghai, China. The Company does not own or lease any other real estate.  With respect to the Real Estate:

(i)

The Real Estate and the operations conducted thereon and the uses made thereof are in compliance with all, and are not in violation of any, applicable federal, state or local statute, ordinance, code, order, requirement, law, rule or regulation relating to occupational health or safety, building or zoning matters.

(ii)

No written or oral notice of violation of any applicable federal, state or local statute, ordinance, order, requirement, law, rule, regulation, or of any covenant, condition, restriction or easement affecting the Real Estate, with respect to the use or occupancy of the Real Estate, has been given by any person having jurisdiction over the Real Estate or  by any other person entitled to enforce the same, or to the best of Seller’s knowledge, any other person or entity since the date of Company's ownership of the Real Estate.

(iii)

To the best of Seller’s knowledge, without having made any investigation, there is no plan, study or effort by any governmental authority or any other person or entity having jurisdiction over the Real Estate which may prevent or hinder the continued use of the Real Estate

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as heretofore used in the conduct of the Company's business.

3.12

Financial Statements and Undisclosed Liabilities.

(a)

The Company has delivered to the Buyer its balance sheet ("Balance Sheet") as of December 31, 2011 and 2010 and 2009, and statements of income and retained earnings for each of the three years or periods then ended, including, in each case, the related notes.

(b)

All of the Financial Statements:  (i) are true and correct in all material respects and present fairly the financial position of the Company as of the dates thereof and the results of operations and changes in financial position for the respective periods covered by such statements, and (ii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with Company's past practices.

(c)

The Company does not have any indebtedness, liability, claim or obligation of any nature, fixed or contingent, choate or inchoate, liquidated or un-liquidated, secured or unsecured or otherwise of any kind or nature whatsoever, except: (i) as shown dollar for dollar on the Balance Sheet or incurred in the ordinary course of business on commercially reasonable terms subsequent to the Interim Date; or (ii) commercial obligations to perform pursuant to executory obligations not in default as disclosed pursuant to this Agreement.  To the best of Seller’s knowledge, there is no existing condition, situation or set of circumstances which will result in any such liabilities.

The books of account of the Company reflect as of the dates shown thereon substantially all of its material items of income and expense, and all of its assets, liabilities, liens and accruals required to be reflected therein.

3.13

 Trade Names, .

All trade names, owned by the Company have been duly registered. The Company has the right to use, free and clear of any claims or rights of any third party, all trade secrets, customer lists, manufacturing processes, secret processes, know-how and any other confidential information required for or used in the manufacture or marketing of all products either being sold or manufactured by Company, including, without limitation, any products licensed by Company from others.  The Company is not in any way making any unlawful or wrongful use of any trade secrets,

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customer lists, manufacturing processes, secret processes, know-how or any other confidential information of any third party, including, without limitation, any former employer of any present or past employee of Company.  Neither the Seller nor, to the best of Seller’s knowledge, any officer, director or key employee (which shall mean any person at or above the office of Vice President), of the Company is a party to any non-competition agreement, non-disclosure agreement, or similar agreement with any third party.

3.14

List of Contracts.  Except for the contracts, commitments, plans, agreements and licenses described in Schedule 3, and except for items involving less than five thousand dollars ($5,000), the Company is not a party to, nor is any of its properties or assets subject to or otherwise bound by, any:

(a)

Contract with any present or former Stockholder, director, officer or employee, agent or consultant;

(b)

Collective bargaining agreement (or any side agreement, local understanding or settlement agreement relating to any such collective bargaining agreement) or any agreement or contract with any labor union or other employees' association;

(c)

Lease or similar agreement regarding any real property or personal property involving annualized payments or potential payments by or to the Company of at least five thousand dollars ($5,000);

(d)

Any contract involving more than five thousand dollars ($5,000) for the future purchase of commodities, materials, inventory, ingredients, supplies, products, merchandise, services or equipment;

(e)

Bonus, pension, profit-sharing, retirement or any hospitalization, or insurance or similar plan or practice, formal or informal, in effect with respect to employees of the Company or any other person or entity;

(f)

Franchise, dealer, distribution, sales or agency contract or commitment;

(g)

Any other outstanding contract of sale involving more than five thousand dollars ($5,000), or any distribution agreement, representative or sales agency agreement, creating any

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obligation of Company to sell or distribute products;

(h)

Guarantees or indemnities, direct or indirect, current or contingent, of the obligations of customers of the Company or any other person or entity;

(i)

Contracts with suppliers, vendors, distributors, clients, customers or others for the future performance of services or provision of goods by or for Company which are not terminable by the Company on less than sixty (60) days prior notice without penalty;

(j)

Insurance policy;

(k)

Advertising contract or commitment;

(l)

Bank account, lock box or similar depository arrangements;

(m)

Any real estate mortgage, loan or credit agreement with any lender, any indenture, pledge, conditional sale or title retention agreement, equipment obligation or lease, or lease purchase agreement;

(n)

Any agreement restricting the freedom of the Company or of its employees, to compete in any line of business, in any geographic area or with any person or entity.

(o)

Any other material contracts affecting the Company.

(p)

Any contract of the Company to which the United States government or any agency thereof is a party.

All the contracts and commitments listed in said Schedule 3 are valid and binding obligations of the Company and of the other parties thereto in accordance with their respective terms and conditions.

There has been no breach or default of any provisions of any such contract, commitment, lease or other agreement by the Company, or to the best of Seller’s knowledge, any other party thereto, and nothing has occurred which, with lapse of time or the giving of notice or both, would constitute a breach or default by the Company, or to the best of Seller’s knowledge, by any other party thereto with respect to any such contract or commitment or which would cause acceleration of any obligation of any party thereto or the creation of any lien, encumbrance, security interest in or upon the Purchased Stock, or the assets of Company.  Buyer has been furnished with true and

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complete copies of all scheduled contracts and commitments.

3.15

Insurance.  To the Best Knowledge of the Seller’s, insurance policies held by or on behalf of the Company or relating to its business or any of its assets, such policies are valid and enforceable in accordance with their respective terms and are outstanding and duly in force as of the date hereof.  There is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required thereby, which has had or reasonably might have a material adverse effect on the enforceability of substantial rights of the Company under any such policy.  There are no claims that are not accrued on the Balance Sheet, and there are no unusual provisions for retroactive or retrospective premium adjustments or cancellation or non-renewal.  No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any policy has been received by the Company.  No policy of the Company has been cancelled by the issuer within the last three (3) years.  Except, as set forth on any Schedule hereto, to the Seller’s Best Knowledge, there is no state of facts and no event has occurred which reasonably might form the basis of any claim against or relating to the Company or its business or operations or any of its assets which are covered by any of such policies, or which might materially increase the premiums (other than general increases and additions to assets covered) payable under any such policy.

4.

REPRESENTATIONS AND WARRANTIES BY BUYER.

As of the date hereof and as of the date of the Closing, Buyer represents and warrants as follows:

4.1

Organization and Qualification of Buyer.  Buyer is duly organized, validly existing and in good standing under the laws of Nevada, United States of America.  Buyer has full corporate power and authority to own or lease all of its properties and assets and to conduct its business in the manner and in the places where such properties are owned and leased or such business is now conducted by it.

4.2

Authority of Buyer.  This Agreement and each of the agreements and other documents and instruments delivered or to be delivered by Buyer pursuant to or in contemplation of this Agreement will constitute, when so delivered, the valid and binding obligation of Buyer

PURCHASE & SALE AGREEMENT DTS8 COFFEE 31-01-2012 - 12

and shall be enforceable in accordance with their respective terms.  The execution, delivery and performance of this Agreement and each such agreement, document and instrument has been duly authorized by all necessary corporate action of Buyer and is within Buyer's corporate powers. The execution, delivery and performance of any such agreement, document or instrument by Buyer and the execution, delivery and performance of this Agreement or any other agreement, document or instrument by the Buyer does not and will not with the passage of time or the giving of notice or both:

(i)

result in a breach of or constitute a default under any indenture or loan or credit agreement or under any agreement of the Buyer, or any other material agreement, lease or instrument to which Buyer is a party or by which the property of Buyer is bound or affected;

(ii)

result in a violation of or default under any law, rule, or regulation, or any order, writ, judgment, injunction, decree, determination, award, indenture, material agreement, lease or instrument now in effect having applicability to Buyer;

(iii)

 violate any provisions of the Certificate of Incorporation or Bylaws of Buyer; or

(iv)

require any approval, consent or waiver of, or filing with, any entity, private or governmental, which has not been obtained.

4.3

Governmental Approvals.  All requisite consents, authorizations, licenses, permits, orders, certificates and approvals of all third parties and/or governmental agencies, including without limitation any governmental agency or authority of the United States, or other jurisdiction whose approval is necessary for Buyer to consummate the transactions contemplated by this Agreement have been obtained..

4.4

Disclosure.  No representation or warranty in this Article 4, and no statement contained elsewhere in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished by Buyer to Seller pursuant hereto or in connection with the transactions contemplated under this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

PURCHASE & SALE AGREEMENT DTS8 COFFEE 31-01-2012 - 13

4.5

Purchase for Investment.  Buyer hereby represents and warrants to Seller that Purchaser is acquiring the Purchased Stock for its own account, for investment, and not with a view to the distribution thereof in violation of the Securities Act of 1933 or of the State Laws.  Buyer understands that the Purchased Stock have not been registered under the Securities Act of 1933 (the “Act”) or any state securities law, by reason of its sale to the Buyer in transactions exempt from registration; and, that the Purchased Stock must be held by Purchaser indefinitely unless a subsequent disposition thereof is registered under the Act and the state securities laws or is exempt from registration.

Buyer represents and warrants to the Seller that the sale of the Purchased Stock to it hereunder is exempt from registration under the provisions of Section 4(2) of the Act.

4.6

Acknowledgment of Disclaimer of Profits.  Buyer expressly acknowledges and agrees that Seller has not made any representation or warranty with respect to the future profitability or financial prospects of the Company after the Closing Date.

5.

COVENANTS OF THE SELLER.

The Seller covenants and agrees as follows throughout the period from the date hereof through and including the Closing:

5.1

Restrictions.  Seller, jointly and severally shall cause the Company to conduct the business and operations in which it is engaged only in the ordinary course and in accordance with sound business practices in substantially the manner in which such business and operations have been previously conducted and, furthermore, without limiting the generality of the foregoing, Seller, jointly and severally, shall cause the Company to not (except with the prior written consent of the Buyer):

(a)

Redeem, purchase, repurchase or retire any of the capital stock of the Company, or declare or pay any dividends or make any other payments or distribution upon any of the capital stock of the Company;

(b)

Make or permit any material change in or cease in whole or in significant part its present business;

PURCHASE & SALE AGREEMENT DTS8 COFFEE 31-01-2012 - 14

(c)

Sell, lease, transfer or otherwise dispose of all or any material portion of its assets including, without limitation, rights to patents, know-how, intellectual property or other intangible assets or cancel any debts or claims, except sales of inventory in the ordinary course of business or immaterial amounts of other intangible personal property not required in the business;

(d)

Make any change in the Certificate of Incorporation or Bylaws of the Company;

(e)

Make any change in the authorized or issued and outstanding capital stock of the Company including any changes involving treasury shares;

(f)

Grant any options or rights to purchase any securities of the Company;

(g)

Effect any dissolution, winding up, liquidation or termination of the business of the Company;

5.2

Notice of Breach.  To the extent Seller obtains actual knowledge that any of the representations or warranties contained in Article 3 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, Seller shall notify Buyer in writing promptly of such fact and exercise his reasonable efforts to remedy same to the extent within Seller's control.

5.3

Access.  Seller will permit Buyer, its counsel, its auditors and its appraisers to inspect and copy all records and documents in the Company's and Seller's custody, care or control and to have access to all places of their business throughout all regular business hours, provided such inspections do not unduly disrupt the conduct of business, provided, further, that Buyer shall not contact the Company's customers or suppliers without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

5.4

Authorization from Others.  Seller shall use his reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

5.5

Consummation of Agreement.  Seller shall use his reasonable efforts to satisfy all conditions to the Closing that are within his or the Company’s control to the end that the

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transactions contemplated by this Agreement shall be fully carried out.

5.6

Business Intact; Relationships with Customers and Suppliers.  Seller shall use his best efforts to keep intact the business of the Company, to keep available its key employees and to maintain the goodwill of its customers, distributors and suppliers and other persons having business dealings with it.

6.

COVENANTS OF SELLER AND BUYER.

6.1

Regulatory Filings.  Each of the parties hereto will furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency.  Buyer and Seller each agree to timely file any information reports, applications or notices required to be filed in connection with the transactions contemplated by this Agreement by the (i) Hart-Scott-Rodino Antitrust Improvements Act and the regulations promulgated thereunder (the "HSR Act") and (ii) the Omnibus Trade and Competitiveness Act of 1988 (the "1988 Trade Act").

6.2

Consummation of Agreement.   Buyer shall use its reasonable efforts to satisfy all conditions to the Closing that are within its control to the end that the transaction contemplated by this Agreement shall be fully carried out.

6.3

Authorization From Others.  Buyer shall use its reasonable efforts to obtain all authorizations, consents and approvals of third parties or governmental agencies that may be required to permit the consummation of the transactions contemplated by this Agreement.

7.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE.

The obligation of Buyer to acquire the Purchased Stock as contemplated hereby, and to perform its other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by Buyer, of the following conditions:

7.1

Representations and Warranties.  The representations and warranties of Seller set

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forth in Article 3 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and Buyer shall have received a certificate to such effect, executed by Seller and dated as of the Closing Date, in form satisfactory to Buyer.

7.2

Performance of Covenants.  Seller shall have performed all of his covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and Buyer shall have received a certificate to such effect, executed by the Seller and dated as of the Closing Date, in form satisfactory to Buyer.

7.3

Threatened or Pending Proceedings. No proceedings shall have been initiated or threatened by any governmental department, commission, bureau, board, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

8.

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER TO CLOSE.

The obligation of Seller to sell the Purchased Stock as contemplated hereby, and to perform his other obligations hereunder to be performed on or after the Closing, shall be subject to the fulfillment, on or prior to the Closing Date, unless otherwise waived in writing by the Seller, of the following conditions:

8.1

Representations and Warranties.  The representations and warranties of Buyer set forth in Article 4 hereof shall be true and correct in all material respects on the Closing Date as if made on and as of such date, and the Seller shall have received a certificate to such effect, executed by the President or any Vice President of Buyer and dated as of the Closing Date, in form satisfactory to the Seller.

8.2

Performance of Covenants.  Buyer shall have performed all of its covenants and obligations contained in this Agreement to be performed on or prior to the Closing Date, and the Seller shall have received a certificate to such effect, executed by the President or any Vice President of the Buyer and dated as of the Closing Date, in form satisfactory to Seller.

8.3

Corporate Action.  All corporate action necessary to authorize (i) the execution,

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delivery and performance by Buyer of this Agreement and any other agreements or instruments contemplated hereby to which Buyer is a party and (ii) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Buyer, and the Seller shall have been furnished with copies of all applicable resolutions adopted by the Board of Directors of Buyer, certified by the Secretary or Assistant Secretary of Buyer.

8.4

Threatened or Pending Proceedings.  No proceedings shall have been initiated or threatened by any governmental department, commission, board, bureau, agency or instrumentality, foreign or domestic, or any other bona fide third party seeking to enjoin or otherwise restrain or to obtain an award for damages in connection with the consummation of the transactions contemplated hereby.

8.5

Delivery of Certificates and Documents to Seller. The Buyer shall have delivered, or cause to be delivered, to the Seller certificates as to the legal existence and good standing of Buyer issued by the State of and/or such other appropriate official thereof.

9.

TERMINATION OF AGREEMENT.

9.1

Termination.  At any time prior to the Closing Date, this Agreement may be terminated (i) by the consent of the Buyer and Seller, (ii) by Seller if there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer in its representations, warranties and covenants set forth herein, (iii) by Buyer if there has been a material misrepresentation, breach of warranty or breach of covenant by the Seller in their representations, warranties and covenants set forth herein, (iv) by the Seller if the conditions stated in Article 8 have not been satisfied at or prior to the Closing Date or (v) by Buyer if the conditions stated in Article 7 have not been satisfied at or prior to the Closing Date.

9.2

Effect of Termination.  If this Agreement shall be terminated as above provided, this Agreement shall become null and void and have no effect all obligations of the parties hereunder shall terminate without liability of any party to the other; provided however, that nothing in this Section 9.2 shall prevent any party from seeking or obtaining damages or

PURCHASE & SALE AGREEMENT DTS8 COFFEE 31-01-2012 - 18

appropriate equitable relief for the breach of any representation, warranty or covenant made by any other party hereto.

9.3

Right to Proceed.  Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 7 hereof have not been satisfied at or prior to the Closing, Buyer, having otherwise satisfied its obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Article 8 hereof have not been satisfied at or prior to the Closing, the Seller, having otherwise satisfied his obligations or met conditions to Closing hereunder, shall have the right to proceed with the transactions contemplated hereby without waiving any ofhis rights hereunder.

9.4

Notice of Breach.  To the extent Buyer obtains knowledge before the Closing Date that any of the representations or warranties contained in Article 4 hereof would be incorrect in any material respect were those representations or warranties made immediately after such knowledge was obtained, the Buyer shall notify Seller in writing promptly of such fact and exercise its reasonable efforts to remedy same to the extent within Buyer's control.

10.

RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

10.1

Survival of Representations and Warranties.  All representations, warranties, covenants and obligations herein shall be deemed to have been relied upon by the other party, shall survive the execution and delivery of this Agreement.

10.2

Further Assurances.  From time to time after the Closing and without further consideration, the parties will execute and deliver, or arrange for the execution and delivery of such other instruments of conveyance and transfer and take such other action or arrange for such other actions as may reasonably be requested to more effectively complete any of the transactions provided for in this Agreement or any document annexed hereto.

11.

INDEMNIFICATION AND SETOFF.

11.1

Indemnification by the Seller.  The Seller hereby agrees to defend, indemnify and hold Buyer, the Company and their respective officers, directors, shareholders, employees,

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agents, attorneys and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by Buyer or Company arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant made by the Seller in this Agreement.

11.2

Indemnification by the Buyer.  The Buyer hereby agrees to defend, indemnify and hold the Seller and their respective employees, agents, attorneys, and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by the Seller arising out of, based upon, or by reason of a breach of any representation or warranty, or a failure to perform any agreement or covenant, made by the Buyer in this Agreement or in any exhibit, schedule, certificate or financial statement delivered hereunder, or arising out of, based upon, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such breached representations, warranties or covenants.

11.3 Notice; Defense of Claims.  Each party to this Agreement shall give prompt written notice to the other party or parties to this Agreement under each claim for indemnification hereunder specifying the amount and nature of the claim, and of any matter which is likely to give rise to an indemnification claim.  Each party to this Agreement has the right to participate at its own expense in the defense of any such matter or its settlement, or the indemnified party may direct the indemnifying party to take over the defense of such matter so long as such defense is expeditious.  Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified party to collect such claims from the indemnifying party so long as such failure to so notify does not materially adversely affect the indemnifying party's ability to defend such claim against a third party.  No indemnifying party, in the defense of any claim or litigation shall, except with the consent of an indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement by which such indemnified party is to be bound and which judgment

PURCHASE & SALE AGREEMENT DTS8 COFFEE 31-01-2012 - 20

or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

12.

NON-DISCLOSURE COVENANTS.

12.1

Disclosure of Information.  It is understood that the business of Company is of a confidential nature.  Prior to the date hereof the Company may have revealed and on or after the date hereof the Company may reveal to the Buyer confidential information concerning Company or any of Company's affiliates or subsidiaries which, if known to competitors thereof, would damage Company or its said affiliates or subsidiaries.  The Buyer agrees that prior to Closing, or thereafter if Closing does not occur, it will never divulge or appropriate to its own use, or to the use of any third party, any secret or confidential information or knowledge obtained by them concerning Company or its subsidiaries or affiliates, including, but not limited to, information pertaining to methods, processes, designs, equipment, catalogs, customer lists and operating procedures.  The restrictions contained in this paragraph against disclosing or using confidential information shall not apply to information which is in the public domain other than by reason of Seller or Buyer’s breach of this Agreement or to information previously disclosed by Seller or the Company to prospective purchasers of the Company, which prospective purchasers have executed and delivered nondisclosure agreements to the Company.  Seller represent that such confidentiality agreements are contracts between the Company and such prospective buyers and that they provide in pertinent part for inter alia:  a prohibition on the prospective buyer's use or disclosure of such confidential information, a return (except for one certain prospective buyer) of the confidential material at the Company's request, and a prohibition on solicitation of the Company's employees for a period after the date of execution of the confidentiality agreement.

13.

MISCELLANEOUS.

13.1

Taxes.  Any taxes in the nature of sales or transfer tax and any stock transfer tax, payable on the sale or transfer of all or any portion of the Purchased Stock or the    consummation of any other transaction contemplated hereby shall be paid by Seller.

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13.2

Assignability.  Neither this Agreement nor any rights or obligations hereunder, are assignable by Seller or the Company.  The rights of Buyer under this Agreement are assignable in part or wholly to any company controlled by, controlling or under common control with Buyer and any assignee of Buyer shall succeed to and be possessed of the rights of Buyer hereunder to the extent of the assignment made; provided, however, that and such assignment by Buyer shall not relieve Buyer of its obligations hereunder.  In addition, after the Closing, Buyer may assign all of its rights and/or obligations under this Agreement to any person who acquires either the stock of Buyer or the Company, or substantially all of the assets of the Company; provided, however, that any such assignment by Buyer shall not relieve Buyer of its obligations hereunder.

13.3

Section Headings.  The Section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect provisions thereof. All Exhibits and/or Schedules hereto shall be initialed for identification or may be physically annexed hereto, but in either event such Exhibits or Schedules shall be deemed to be a part hereof.

13.4

Waiver.  Neither the failure nor any delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy or preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

13.5

Expenses.  Except as otherwise provided herein, the Buyer and Seller shall pay the fees and expenses of their respective accountants and legal counsel incurred in connection with the transactions contemplated by this Agreement.

13.6

Notices.  Any notices required or permitted to be given hereunder shall be given in writing and delivered in person or sent certified mail, postage prepaid, return receipt requested, to the respective parties at their addresses set forth at the beginning of this Agreement or at such other addresses as may hereinafter be designated by such party in writing to other parties.

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13.7

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Nevada, United States of America.

13.8

Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the transaction contemplated herein and shall not be modified or amended except by an instrument in writing signed by the parties hereto.

13.9 Validity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all other respects as if such invalid and unenforceable provisions were omitted.

13.10 Execution Capacity of Seller.  Seller hereby acknowledge that his execution of this Agreement as provided below, whether personally or through his attorney-in-fact, shall be in his individual capacity, as well as in hiscapacitiy as a shareholder of the Company.

13.11 Counterparts.  This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, we have set our hands and seals as of the date first above written.

BERKELEY COFFEE & TEA, INC.

By:  Alexander Liang , Director  Signature: _/s/Alexander Liang__

BERKELEY COFFEE & TEA, INC.

By: Yu Yi Zhao, Director  Signature: ___/s/ Yu Yi Zhao_

DTS8 HOLDINGS CO., LIMITED:

By:  Meng Han Tan (Sean Tan) Signature:  /s/ Meng Han Tan _

MENG HAN TAN (SEAN TAN):

Signature: __/s/ Meng Han Tan _

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Schedule 1  - Subsidiaries and Investments.

DTS8 Coffee (Shanghai) Co., Ltd. is a wholly owned foreign subsidiary entity (“WOFE”) corporation organized and existing under the laws of the People’s Republic of China

Schedule 2 – Liens

Nil

Schedule 3 – Contract

Lease agreement with  Shanghai Yixing Industrial Co., Ltd , from August 1, 2011 to July 31, 2013 at a monthly rate of US$3,000.

PURCHASE & SALE AGREEMENT DTS8 COFFEE 31-01-2012 - 25

PURCHASE & SALE AGREEMENT DTS8 COFFEE 31-01-2012 - 26

**Schedule 4 – License and Permits**

DTS8 Holdings Co., Ltd., is a Hong Kong incorporated holding company that owns 100% of DTS8 Coffee (Shanghai) Co., Ltd. DTS8 Coffee (Shanghai) Co., Ltd. is a China Wholly Foreign Owned Entity registered company. Collectively have following license and permits as of January 31, 2012.

1. Business License -Registration number 310000400592262 (Jiading) Valid from January 19, 2009 to January 18, 2029 registration office of Shanghai Industry and Commerce Administration (20 years of which 17 years remain)

营业执照 注册号：310000400592262（嘉定）有效期自2009年1月19日至2029年1月18日

登记机关 上海市工商行政管理局

2. Tax Registration Certificate - No.31011468229974X March 5, 2009 issued by the Shanghai Municipal State Administration of Taxation and Shanghai Local Taxation Bureau

税务登记证 2009/03/05由上海市国家税务局及上海市地方税务局颁发

证号31011468229974X

3. National Industrial Products Production License No. QS311421010040 valid from May 22, 2009 to May 21, 2012 issued by the Shanghai Quality and Technical Supervision

全国工业产品生产许可证 QS311421010040 有效至2012年05月21日

上海市质量技术监督局2009年5月22日颁发

4. Organization Code Certificate No.68229974-X is valid from January 22, 2009 to January 22, 2013 issued by the Shanghai Quality and Technical Supervision

组织机构代码证 68229974-X 有效期2009年1月22日到2013年1月22日

由上海市质量技术监督局颁发

5. The People's Republic of China Consignees and Consignors of Import and Export Goods Customs Declaration Registration Certificate The Customs Code is 3114941669 and valid until March 26, 2012 issued by the People's Republic

中华人民共和国海关进出口货物收发货人报关注册登记证书

有效期至2012年3月26日 编码3114941669 由中华人民共和国嘉定海▪颁发

6. Certificate of Record for Manufacturers' Self-declaration Registration No.3100628584, Valid from June 25, 2009 to June 25, 2014 issued by the Shanghai Entry-Exit Inspection and Quarantine Bureau

自理报检单位备案登记证明书 备案登记号：3100628584

2009年6月25日发证 有效期5年 由上海市出入境检验检疫局发证

PURCHASE & SALE AGREEMENT DTS8 COFFEE 31-01-2012 - 27

7. Certificate of Approval - For Establishment of Enterprises with Investment of Taiwan, Hong Kong, Macao and Overseas Chinese in the People's Republic of China Date of Approval: Jan 5, 2009 and Date of Issue: Jan 6, 2009 No. ratified by foreign-owned Hu Jia Zi [2009] No. 0047 approved by Shanghai Municipal People's Government authorities

中华人民共和国台港澳侨投资企业 批准证书

批准日期2009年1月5日发证日期2009年1月6日 批准号 商外资 ▪嘉独资 字［2009］0047号

批准机▪ 上海市人民政府

8. Financial Registration for Enterprises with Foreign Investment Registration No. 31011468229974X, Effective Period from January 19, 2009 to January 18, 2029, issued by Shanghai-Jiading Finance Supervision, Date May 31, 2010

外商投资企业财政登记证 登记证号：31011468229974X

有效期自2009年01月19日自2029年01月18日 发证机关 上海市嘉定区财政局

2010年5月31日 颁发

9. Statistic Bureau TONGJI-DENGJIZHENG Registration No. 24185035, Effective Period from May 31, 2010 to May 31, 2014 issued by Shanghai Tongji Supervision

上海市统计登记证 登记证号：24185035， 有效期自2010年05月31日自2014年05月31日

上海市统计局发证

10. Food Sanitary License - No. Hu Zhi Jian (Jia) Shi Zheng Zi (2008) 0029 , Valid from February 23, 2009 to December 09, 2012 issued by the Jiading Quality and Technical Supervision

上海市食品卫生许可证 ▪质监（嘉）食证字（2008）第0029号 有效期至2012年12月09日

上海市嘉定区质量技术监督局

11. State Administration of Foreign Exchange Licence No. 00232652

外汇管理局 外汇登记证号：00232652

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